UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2016

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 7, 2016, Hines Real Estate Investment Trust, Inc. (referred to herein as the “Company”) held its annual meeting of stockholders. At the annual meeting, the following proposals were submitted to a vote of the holders of the Company’s common stock, each of which is described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on August 23, 2016 (the “Proxy Statement”). A quorum was present for the annual meeting, and a summary of the voting results for each proposal is as follows:

Proposal 1: To approve a Plan of Liquidation and Dissolution (including the sale of the following seven properties of the Company: Howard Hughes Center in Los Angeles, California, Laguna Buildings in Redmond, Washington, 2100 Powell in Emeryville, California, 1900 and 2000 Alameda in San Mateo, California, Daytona Buildings in Redmond, Washington, 5th and Bell in Seattle, Washington and 2851 Junction Avenue in San Jose, California, to BRE Hydra Property Owner LLC pursuant to an Agreement of Sale and Purchase, dated as of June 29, 2016, as more fully described in the Proxy Statement) pursuant to which the Company will sell all or substantially all of the Company’s assets and be dissolved.

For	Against	Abstained from Voting
119,559,732	2,529,441	3,151,005

Proposal 1 was approved by the Company’s stockholders, as the number of votes in favor of Proposal 1 constituted the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock as of the record date for the annual meeting.

Proposal 2: To approve the adjournment of the annual meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares represented in person or by proxy voting in favor of the approval of Proposal 1.

For	Against	Abstained from Voting
119,507,110	2,442,226	3,290,842

Proposal 2 was approved by the Company’s stockholders. Because there were sufficient votes at the annual meeting to approve Proposal 1, the Company did not utilize the discretionary authority granted by stockholder approval of Proposal 2 to adjourn the annual meeting to solicit additional proxies.

Proposal 3: To elect five directors for one-year terms expiring at the 2017 annual meeting of stockholders and until the election and qualification of their successors or earlier if the Company is liquidated and dissolved prior to the expiration of their terms. The voting results for each of the five persons nominated to serve as directors are as follows:

	For	Against	Authority Withheld or Abstained from Voting
Jeffrey C. Hines	120,851,068	—	4,389,110
Charles M. Baughn	120,983,667	—	4,256,511
Lee A. Lahourcade	120,986,645	—	4,253,533
Stanley D. Levy	120,898,592	—	4,341,586
Paul B. Murphy Jr.	121,009,332	—	4,230,846

Proposal 3 was approved by the Company’s stockholders and each of the directors was re-elected at the annual meeting.

Proposal 4: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstained from Voting
170,962,739	1,038,696	2,651,167

In addition to the voting described above, there were 49,412,424 broker non-votes cast with respect to each of Proposals 1, 2 and 3, including with respect to the election of each of the five persons nominated to serve as directors. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares. There were no broker non-votes cast with respect to Proposal 4.

Item 7.01 Regulation FD Disclosure.

Sherri W. Schugart, the President and Chief Executive Officer of the Company, made a presentation at the annual meeting of stockholders. The Company is making this presentation available to stockholders by furnishing the presentation as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

99.1 2016 Shareholder Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

November 7, 2016	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	2016 Shareholder Meeting Presentation